[LETTERHEAD OF SCHULTE ROTH & ZABEL]













                              November 16, 1995



Toys "R" Us, Inc.
461 From Road
Paramus, New Jersey 07652


Dear Sirs:

          We have acted as counsel to Toys "R" Us, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale of an aggregate of up to 30,000,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company to certain key employees of the Company and its subsidiaries pursuant to the exercise of stock options and other awards (the "Options") granted to such persons under the Company's 1994 Stock Option and Performance Incentive Plan and 1995 Employee Stock Option Plan.

          In this capacity, we have examined originals, telecopies or copies, certified or otherwise identified to our satisfaction, of such records of the Company and all such agreements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion.

           In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and, when issued and delivered to and paid for by the purchasers thereof in accordance with the terms of the Options, will be validly issued, fully paid and nonassessable.

Toys "R" Us, Inc.
November 16, 1995
Page 2

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectuses which form a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,


                                   /s/ Schulte Roth & Zabel
                                   Schulte Roth & Zabel